EXHIBIT 10.1

                             UNIVERSAL HEIGHTS, INC.

                             STOCK OPTION AGREEMENT


      This agreement, dated as of May 1, 1995, is made between Universal Heights, Inc., a Delaware corporation, having its principal offices at 19589 N.E. 10th Avenue, North Miami Beach, Florida 33179 (the "Company"), and Bradley I. Meier (the "Optionee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

      1. GRANT OF OPTION. As set forth in this agreement by and among the Company and Optionee, the Company hereby grants to the Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company, all or any part of an aggregate of forty-five thousand (45,000) shares of Common Stock, par value $ .01 per share, of the Company (the "Stock") at a purchase price per share of $____.

      2. TERMS AND CONDITIONS. It is understood and agreed that this Option, and the exercise of said Option, is subject to the terms and conditions set forth herein.

      3. LIMITATION ON EXERCISE OF OPTIONS. This Option shall vest and be exercisable in the following manner with respect to all of the shares of Common Stock provided for hereunder on the date the Company achieves, as certified by the Company's independent auditors, the following annual sales volumes for Bistro trademarked products.

      4. EXPIRATION OF OPTION. This Option shall not be exercisable after 5:00 p.m. E.S.T. on May 1, 2005.

      5. NON-ASSIGNABILITY OF OPTION. This option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise incumbered or disposed of by the Optionee, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by him, unless with the written approval of the Company's Board of Directors.

      6. METHOD OF EXERCISE OF OPTION. The Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of shares of stock the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's check payable to the order of the Company for the full option price of such shares of stock. As soon as practicable after the receipt of such written notice the Company shall, at its principal office, tender to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of stock purchased by the Optionee hereunder. The Company agrees if requested by Optionee to lend money to Optionee, guarantee a loan to Optionee, or otherwise assist Optionee to obtain the cash necessary to exercise all or a portion of Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall at the Company's option, (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Stock that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate.

      7. REGISTRATION RIGHTS. The Company agrees that it shall include all shares of Stock subject to purchase by the Optionee's exercise of his Option in a Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission.

      8. INVESTMENT REPRESENTATION. The Optionee represents that at the time of any exercise of this Option, where the shares of Stock are not registered under the Securities Act of 1933, as amended, such Stock will be acquired for investment and not for resale or with a view to the distribution thereof.

      9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-up, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separation, reorganizations, or liquidations, the number of shares of Stock issuable upon the exercise of this Option, the option price thereof and any limitation on exercise set forth in Section 3 hereof shall be correspondingly adjusted by the Company. Any such adjustment in the number of shares of Stock shall apply proportionately to only the then unexercised portion of this Option. If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      10. NO RIGHTS AS STOCKHOLDER. This Optionee shall have no rights as a Stockholder in respect to the shares of stock as to which this Option shall not have been exercised and payment made as herein provided.

      11. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

      12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      13. NOTICES. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested, to a party at its address set forth above with a copy to Kipnis, Tescher, Lippman, Valinsky, & Kain at One Financial Plaza, Suite 2308, Ft. Lauderdale, Fl 33394, subject to the right of either party to designate at any time hereafter, in writing, some other address.

      14. COUNTERPARTS. This Agreement may be exercised in counterparts, each of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Universal Heights, Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first written.

                                    UNIVERSAL HEIGHTS, INC.




                                    By:____________________________
                                          Bradley I. Meier
                                          President


________________________________
Bradley I. Meier, Optionee